Exhibit 99.1

RGS Energy Reports Third Quarter 2016 Results

LOUISVILLE, CO, November 8, 2016 – RGS Energy (NASDAQ: RGSE), a residential and small commercial solar company since 1978, has reported results for its third quarter ended September 30, 2016. The Company also filed today its quarterly report on Form 10-Q, as well as posted its most recent Investor Presentation to the Investor Relations’ section of its website.

Business Turnaround and Capital Raising Update

The Company’s business turnaround strategy is to optimize its operating costs such that the required level of sales necessary to achieve break-even or better operating results is lowered. To fully execute the business turnaround strategy, the Company had to become better capitalized. The Company successfully raised $10 million of convertible notes on April 1, 2016 with a large portion of the proceeds deposited in a restricted cash account; releases of cash from the restricted cash account occurs upon certain predetermined intervals, the occurrence of certain trigger events, or as the convertible notes are converted to common equity. As a result, the Company did not have access to this capital to execute its business turnaround strategy for the last six months.

To be able to successfully execute its strategy to operate the Company at break-even or better results in the future, the Company made it a priority for the last six months to raise additional financial capital:

•	Raised on September 14, 2016 gross proceeds of $2.8 million from convertible preferred stock, all of which was converted to common equity of the Company by September 29, 2016.
•	Received on September 30, 2016 proceeds of $1.6 million from the exercise of warrants issued with the convertible preferred stock.
•	Commencing October 3, 2016, principal and interest on the Company’s convertible notes began to convert into Class A common equity with the following activity through November 4, 2016:

Amount of Principal converted to Class A common stock	$7.1 million
Release of cash from restricted cash	$5.8 million
Net increase in shareholders’ equity from conversions	$5.9 million

•	The Company has used the proceeds from the releases from the restricted cash account to reduce accounts payable, purchase materials to convert its backlog to revenue, and for other corporate purposes.

For the third quarter of 2016, the Company reported a net loss of $7.7 million. Under applicable accounting rules for complex financial instruments, the Company recorded during the third quarter of 2016 $4.6 million of non-cash charges to operations for the above capital raises, representing approximately 60% of the loss for the quarter. The Company’s Comparable Net Loss, as shown in the accompanying Supplemental Presentation of RGS Results, is approximately $3 million, as was the Comparable Net Loss for the second quarter of 2016. The Company’s revenue for the last six months was materially impacted by not having the necessary access to capital to grow revenue. The Company maintained the same level of Comparable Net Loss during this period as it was successful at reducing its operating costs. When compared to the results for the first nine months of 2015, the company reduced its cash outflow from operations by approximately $8 million.

Cash and cash equivalents were $1.4 million at September 30, 2016 versus $0.5 million at June 30, 2016.

Management Commentary

“The last six months have been challenging for the company in that we did not have the financial capital available to fully execute our strategy and grow revenue,” said Dennis Lacey, CEO of RGS Energy. “We are very pleased to be realizing the financial capital we had arranged previously, as this is necessary for our future growth. We look forward to being able to demonstrate what our employees can do with the benefit of sufficient capital for growth.”

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Segment Results:

Residential Segment:	3rd Quarter	2nd Quarter	3rd Quarter
(000's omitted)	2016	2016	2015

Revenue	$1,427	$3,296	$6,894
Cost of goods sold	1,591	2,842	6,032
Gross Margin	(164)	454	862
Gross Margin %	(11.49)%	13.77%	12.50%
Operating Expenses	1,235	1,347	2,671
Business Unit Contribution	$(1,399)	$(893)	$(1,809)

Backlog	$9,722	$8,225	$11,503

During the third quarter of 2016, the residential segment did not have access to sufficient capital to grow revenue.

The Company installed solar equipment on 54 roofs in the third quarter of 2016, as compared to 98 installations in the previous quarter and 204 installations in the third quarter of 2015.

Gross margin percentage in the third quarter of 2016 declined as compared to the previous quarter and the year-ago quarter. The decrease is due to the impact of lower revenue compressing the gross margin arising from less efficient absorption of the fixed portion of operating costs.

Residential segment backlog increased to $9.7 million at September 30, 2016 from $8.2 million at June 30, 2016. New sales orders decreased 36% to $3.7 million during the third quarter of 2016 as compared to $5.8 million in the prior year quarter. Net cancellations decreased 85% to $0.9 million in the third quarter of 2016 as compared to $5.2 million in the third quarter of 2015.

Sunetric Segment:	3rd Quarter	2nd Quarter	3rd Quarter
(000's omitted)	2016	2016	2015

Revenue	$1,036	$1,588	$3,544
Cost of goods sold	755	1,625	2,848
Gross Margin	281	-37	696
Gross Margin %	27.12%	(2.33)%	19.64%
Operating Expenses	381	254	582
Business Unit Contribution	$(100)	$(291)	$114

Backlog	$2,871	$4,757	$10,950

During the third quarter of 2016, the Sunetric segment did not have access to sufficient capital to grow revenue. Sales for Sunetric have been adversely impacted by the regulations of the local utility and, in response, Sunetric has begun piloting sales of other energy savings products. Gross margin percentage for Sunetric in the third quarter of 2016 increased as compared to the year-ago quarter. The improvement was due to a favorable product mix shift to higher gross margin commercial projects.

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Corporate Segment & Other:
(000's omitted)	3rd Quarter	2nd Quarter	3rd Quarter
Corporate Segment:	2016	2016	2015

General and Administrative expenses	$1,268	$1,478	$1,561
Stock Option Compensation	175	177	131
Litigation	-	-	1084
Depreciation & amortization	96	101	92
Business Unit Contribution	$(1,539)	$(1,756)	$(2,868)

Other:

Other Income and Interest Expense	$(1,330)	$(876)	$20
Change in derivative liabilities, net	(535)	309	660
Debt Extinguishment	(2,831)	-	-
Income Taxes	-	27	2
Discontinued Operations	(1)	70	(397)

Change in valuation of derivative liabilities, net, was a loss of $535,000 in the third quarter of 2016 versus a gain of $309,000 in the previous quarter and a gain of $660,000 for the third quarter of 2015. The loss for the third quarter of 2016 is principally related to change in value of the embedded derivative liability arising from the convertible note financing. Included in interest expense was $1 million of non-cash amortization of debt discount arising from the convertible note and convertible preferred stock financings.

On September 14, 2016, the Company raised $2.8 million of convertible preferred stock that was accounted for as debt. By September 29, 2016, all of the convertible preferred stock was converted to Class A common stock of the company, extinguishing the debt. As the trading price of the Company’s stock was higher at conversion than at issuance of the debt, a loss on extinguishment is recorded for this 14-day period. As of September 30, 2016, the amount recorded as an increase to shareholders’ equity for the September 14, 2016 offering was equal to the cash received, net of costs, and warrants exercised aggregating $3.8 million.

Loss from discontinued operations, net of tax, was $1,000, reflecting winding down of the Company’s Large Commercial segment. This compares to a loss from discontinued operations, net of tax, of $0.4 million in the third quarter of 2015.

Conference Call

RGS Energy will hold a conference call to discuss its third quarter 2016 financial results later today.

Date: Tuesday, November 8, 2016

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-888-211-4430

International dial-in number: 1-913-312-0833

Conference ID: 2621119

Webcast: http://public.viavid.com/index.php?id=121670

The conference call will be webcast live and available for replay via the investor relations section of the Company's website at RGSEnergy.com. The company’s most recent investor presentation is available at the investor relations section of the Company’s website; http://investors.rgsenergy.com

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through November 15, 2016.

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Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 2621119

About RGS Energy

RGS Energy (NASDAQ: RGSE) is a residential and small commercial solar Company since 1978 which has installed more than 25,000 solar power systems. RGS Energy makes it very convenient for customers to save on their energy bill by providing turnkey solar solutions - from system design, construction planning, customer financing assistance, installation, to interconnection and warranty.

For more information, visit RGSEnergy.com, on Facebook at www.facebook.com/rgsenergy and on Twitter at www.twitter.com/rgsenergy. Information on such websites is not incorporated by reference into this press release.

RGS Energy is the Company’s registered trade name. The Company files periodic and other reports with the Securities and Exchange Commission under its official name “Real Goods Solar, Inc.”

Forward-Looking Statements and Cautionary Statements

This press release by Real Goods Solar, Inc. (the “Company,” “we”, “us,” “its,” “our”) contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding the Company’s capital formation activities, business and financial strategies, its growth opportunities, future sales and installation revenue, its business turnaround strategy and plans to achieve break-even or better results in future periods resulting from increased sales and reduced cost of goods sold and operating expenses. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “hypothetical,” “anticipate,” “believe,” “plan,” “target”, “estimate,” “expect,” “strive,” “future,” “intend,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. In order to implement its business turnaround strategy, the Company requires better capitalization and expansion of its sales and installation operations. Therefore, the Company cautions you against relying on any of these forward-looking statements.

Additional key risks and uncertainties that may cause a change in any forward-looking statement include: the Company obtaining additional capital for implementation of its business turnaround strategy; the effect of electric power generation industry regulations in the states the Company operates,; net electric power metering and related policies; the level of demand for our solar energy systems; the availability of a sufficient, timely, and cost-effective supply of solar panels the Company’s ability to implement required cost containment and reductions,; compliance with,the terms of the Company’s outstanding indebtedness; the Company’s ability to generate sufficient cash flow from operations to fund operation, ; litigation and contract disputes; and the Company’s ability to satisfy the conditions under its convertible notes permitting release of funds from the collateral accounts and for payments to be made in shares of Class A common stock. You should read the section entitled “Risk Factors” in our 2015 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q, for 2016, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speaks only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

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Investor Relations Contact

Ron Both, Senior Managing Director

Liolios Group, Inc.

Tel 1-949-574-3860

RGSE@liolios.com

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RGS Energy

Condensed Consolidated Balance Sheets

(in thousands)

	September	December
	30, 2016	31, 2015
Cash & cash equivalents	$1,378	$594
Restricted cash	8,250	-
Accounts Receivable	2,571	4,374
Inventory	1,384	2,051
Other Current Assets	1,675	2,527
Assets of Discontinued Operations	2,675	2,853
Total Current Assets	17,933	12,399
Goodwill and Intangibles	1,338	1,338
Other Assets	2,251	2,420
Assets of Discontinued Operations	717	878
Total Assets	$22,239	$17,035

Line of Credit	$3,598	$774
Convertible debt	2,309	-
Accounts Payable	6,354	9,121
Other Current Liabilities	4,840	3,054
Liabilities of Discontinued Operations	4,042	4,510
Total Current Liabilities	21,143	17,459
Convertible debt	3,079	-
Common stock warrant liability	1,890	342
Other Liabilities	1,480	22
Liabilities of Discontinued Operations	225	225
Total Liabilities	27,817	18,048
Stockholder’s Equity (deficit)	(5,578)	(1,013)
Liabilities and Stockholders' deficit	$22,239	$17,035

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RGS Energy

Consolidated Summary Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Revenue	$2,463	$10,438	$12,286	$35,775
Cost of Goods Sold	2,346	8,880	11,669	30,871
Gross Margin	117	1,558	617	4,904
Gross Margin (%)	4.75%	14.93%	5.02%	13.71%
Selling and Operating	1,613	3,430	5,504	10,417
General and Administrative	1,266	1,304	3,936	4,375
Stock option compensation	175	131	517	531
Restructuring Costs	-	66	37	424
Litigation	-	1,084	24	1,584
Depreciation and amortization	101	102	316	376
Total Expenses	3,155	6,117	10,334	17,707
Operating Loss from Continuing Operations	(3,038)	(4,559)	(9,717)	(12,803)
Other Income	-	74	17	422
Interest Expense	(1,330)	(54)	(2,253)	(423)
Change in derivative liabilities, net	(535)	660	(268)	6,924
Debt Extinguisment	(2,831)	-	(2,831)	-
Income Tax Expense/(Benefit)	-	2	27	(22)
Income/(Loss) from Continuing Operations, net of tax	(7,734)	(3,879)	(15,079)	(5,858)
Income/(Loss) From Discontinued Operations, net of tax	(1)	(397)	230	(712)
Net Income/(Loss)	$(7,735)	$(4,278)	$(14,849)	$(6,570)
Earnings per share	$(10.27)	$(6.97)	$(22.10)	$(19.44)
Weighted average shares outstanding	753	614	672	338

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Supplemental Presentation of RGS Results

Since Commencement of Business Turnaround Strategy Commencing 4th Quarter 2014

	2014	2015				2016
$000's omitted	Q4*	Q1	Q2	Q3	Q4	Q1	Q2	Q3**
Loss from Continuing Operations	$(13,394)	$(3,552)	$1,575	$(3,881)	$(3,949)	$(3,812)	$(3,533)	$(7,734)
Separately Reported Items in the Statement of Operations:
Financial Instrument Non-Cash accounting income (expense):
Change in valuation of warrants	(5,956)	(1,755)	(4,509)	(660)	(203)	42	(309)	535
Interest expense for financial instruments	0	0	0	0	0	0	798	1,240
Debt Extinguishment	0	0	0	0	0	0	0	2,831
M&A expense	(21)	0	0	0	0	0	0	0
Litigation Expense	0	0	500	1,084	420	24	0	0
Asset Impairment charge	10,400	0	0	0	0	0	0	0
Restructuring expense	252	21	337	66	23	37	0	0
Comparative Loss from Continuing Operations	(8,719)	(5,286)	(2,097)	(3,391)	(3,709)	(3,709)	(3,044)	(3,128)
Discontinued Operations Income/(Loss)	(2,784)	(182)	133	(397)	(260)	161	70	(1)
Comparable Net Loss	$(11,503)	$(5,468)	$(1,964)	$(3,788)	$(3,969)	$(3,548)	$(2,974)	$(3,129)

Capital Available:
Cash & Availability Under Line-of Credit	$3,597	$2,765	$6,058	$1,090	$597	$188	$711	$1,780

* Commencement of Turnaround

** Q3 2016 Availability under Line-of-Credit based upon October 1, 2016 facility size of $4 million

Note about Non-GAAP Measures

Comparative Loss from Continuing Operations and Comparable Net Loss is not a GAAP measurement of results of operations. The company is presenting these non-GAAP measures, including the reconciliation above to the GAAP measure Loss from Continuing Operations, to provide additional insight into the results of operations and convey changes in results from items it views as unusual, infrequent and not representative of the underlying trend.

RGS Energy

Condensed Statements of Cash Flows

($000's omitted)

	Nine Months	Nine Months
	September 30	September 30
	2016	2015

Net Cash Used In Operations	$(6,507)	$(14,159)
Net Cash Provided by Investing Activities	10	31
Net Cash Provided by Financing Activities	7,281	13,422
Net change in Cash	784	(706)
Cash and cash equivalents, beginning	594	1,947
Cash and cash equivalents, ending	$1,378	$1,241

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